EXHIBIT 99

    $TDCH, $GOOG, $AAPL, 30DC ANNOUNCES EXPANDED MAGCAST ANDROID BETA TRIAL

New York, NY, March 5, 2014, 30DC, Inc. (OTCQB: TDCH), a provider of web-based tools for the monetization of digital content, today announced that it is testing an upgrade of the MagCast Digital Publishing Platform that will facilitate the delivery of content in magazine format to Android devices utilizing Google Play Newsstand the Android equivalent of Apple's iOS Newsstand. The current trial expands on 30DC's existing Android beta study, provides for testing and feedback, and includes up to two hundred existing MagCast publications.

Android is an open-source software stack for a wide range of mobile devices, with different shapes, screen sizes, performance levels, and different Android versions that are concurrently active at any one time. The MagCast Platform Android edition allows publishers to export their content in two forms, a Full Interactive Version ("Full Version"), and a Mobile Optimized Text Version ("Text Version"). MagCast's Full Version displays content in an interactive, graphics rich format, providing readers with a highly engaging multimedia experience, and is available for the iPad and now a wide range of Android devices. MagCast's Text Version is scaled back, less graphics-intensive and extends perfectly for Android devices that don't support the Full Version.

30DC believes the MagCast Platform's Text Version will provide a solution to Android fragmentation, while delivering excellent reading experiences to the most diverse range of Android devices, along with the previously accessible iOS iPhone, iPod Touch. Self-publishing using MagCast does not require content creators to know code, have programming experience, and is designed to help save time and make it easy - with a few clicks - to automatically deliver content to an expanded number of mobile devices.

The Android version brings the advanced marketing tools of the MagCast iOS to Android, including push notification, list building, digital product development, and eCommerce strategies. 30DC is currently positioning MagCast as a broader communications platform designed for Internet publishers of user-generated content to build market leadership and influence. Almost all MagCast publishers to date launched digital publishing businesses from scratch, with little to no prior magazine experience, technical skills, and limited lists.

The platform's true value lies within its business system, which provides comprehensive education, training and support on how to develop a successful mobile-based business. MagCast provides self-publishers with everything needed to successfully make money on Apple Newsstand and now Google Play - from finding niche market ideas, developing a content strategy, using the MagCast platform to create a mobile App and publish on an ongoing basis - to learning how to market, build lists, and develop an audience for the App, and develop digital products that can be distributed via in-App purchases. Other features include integrating web-based e-commerce websites to sell digital products online, creating a web-based community, and developing advertising opportunities. In the last 18 months, MagCast has been a top self publishing tool, facilitating the establishment of 820 digital magazines - almost all developed from scratch - not digital replicas of existing publications.

30DC management believes that enabling MagCasters to access the large number of Android users will act as a driver to downloads and increase their potential audience. Subject to the results of the beta trial and any tweaks or corrections necessary, 30DC is expecting to officially launch and make MagCast Android available to the general public in late Spring 2014.

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About 30DC, Inc.

30DC provides  web-based  tools for the  monetization  of digital  content.  For
addition   information  on  30DC,   please  download  a  corporate  fact  sheet:
http://30dcinc.com/investors/news.

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For additional:
Greg Laborde,
30DC, Inc.
Phone: 212-962-4400 Ext 82
E-mail: greg.laborde@30dcinc.com or
visit http://www.30dcinc.com
Source: 30DC, Inc.